EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT




     Katz Communications, Inc.
     Domicile:      Delaware


     Banner Radio Sales, Inc.
     Domicile:      Delaware


     Christal Radio Sales, Inc.
     Domicile:      Delaware


     Eastman Radio Sales, Inc.
     Domicile:      Delaware


     Seltel Inc.
     Domicile:      Delaware


     Katz Millennium Marketing Inc.
     Domicile:      Delaware


     Katz Cable Corporation
     Domicile:      Delaware


     The National Payroll Company, Inc.
     Domicile:      Delaware


     The Cable Company, Inc. (dormant)
     Domicile:      Delaware


     Katz International Limited
     Domicile:      England


     Katz Television Sales Limited
     Domicile:      England


     Katz Radio Sales Limited
     Domicile:      England